EXHIBIT 3.2
-----------




                           AMENDED AND RESTATED

                                  BY-LAWS

                                    OF

                               ENTRADE INC.



                  AMENDED AND RESTATED SEPTEMBER 23, 1999

                             Table of Contents
                             -----------------

                                                                       Page
                                                                       ----

Article 1 - Corporation Office . . . . . . . . . . . . . . . . . . .      1

Article 2 - Shareholder Meetings . . . . . . . . . . . . . . . . . .      1

Article 3 - Quorum of Shareholders . . . . . . . . . . . . . . . . .      2

Article 4 - Voting Rights. . . . . . . . . . . . . . . . . . . . . .      3

Article 5 - Proxies. . . . . . . . . . . . . . . . . . . . . . . . .      5

Article 6 - Record Date. . . . . . . . . . . . . . . . . . . . . . .      5

Article 7 - Shareholder List . . . . . . . . . . . . . . . . . . . .      6

Article 8 - Judges of Election . . . . . . . . . . . . . . . . . . .      6

Article 9 - Consent of Shareholders in Lieu of Meeting . . . . . . .      7

Article 10 - Directors . . . . . . . . . . . . . . . . . . . . . . .      7

Article 11 - Removal of Directors. . . . . . . . . . . . . . . . . .      7

Article 12 - Vacancies on Board of Directors . . . . . . . . . . . .      8

Article 13 - Powers of Board . . . . . . . . . . . . . . . . . . . .      8

Article 14 - Meetings of the Board of Directors. . . . . . . . . . .      8

Article 15 - Action by Written Consent . . . . . . . . . . . . . . .      9

Article 16 - Compensation of Directors . . . . . . . . . . . . . . .      9

Article 17 - Liability of Directors. . . . . . . . . . . . . . . . .      9

Article 18 - Officers. . . . . . . . . . . . . . . . . . . . . . . .     10

Article 19 - The Chairman of the Board and Vice Chairman . . . . . .     11

Article 20 - The President . . . . . . . . . . . . . . . . . . . . .     11

Article 21 - The Vice President. . . . . . . . . . . . . . . . . . .     12

Article 22 - The Secretary . . . . . . . . . . . . . . . . . . . . .     12

Article 23 - The Treasurer . . . . . . . . . . . . . . . . . . . . .     12

Article 24 - Assistant Officers. . . . . . . . . . . . . . . . . . .     12

Article 25 - Indemnification of Officers, Directors,
             Employees and Agents. . . . . . . . . . . . . . . . . .     12

Article 26 - Shares; Share Certificates. . . . . . . . . . . . . . .     15

Article 27 - Transfer of Shares. . . . . . . . . . . . . . . . . . .     15

Article 28 - Lost Certificates . . . . . . . . . . . . . . . . . . .     15

Article 29 - Fiscal Year . . . . . . . . . . . . . . . . . . . . . .     16

Article 30 - Manner of Giving Written Notice; Waivers of Notice. . .     16

Article 31 - Amendments. . . . . . . . . . . . . . . . . . . . . . .     16

                           AMENDED AND RESTATED

                                  BY-LAWS

                                    OF

                               ENTRADE INC.



                                 ARTICLE 1
                            CORPORATION OFFICE
                            ------------------

      SECTION 1.1 The Corporation shall have and continuously maintain in the Commonwealth of Pennsylvania a registered office at an address to be designated from time to time by the Board of Directors which may, but need not, be the same as its place of business.

      SECTION 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.


                                 ARTICLE 2
                           SHAREHOLDER MEETINGS
                           --------------------

      SECTION 2.1 All meetings of the shareholders shall be held at such time and place, within or without the Commonwealth of Pennsylvania, as may be determined from time to time by the Board of Directors and need not be held at the registered office of the Corporation.

      SECTION 2.2 An annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held in each calendar year at such time and place as may be determined by the Board of Directors.

      SECTION 2.3 Special meetings of the shareholders may be called at any time by resolution of the Board of Directors, which may fix the date and place of the meeting. If the Board of Directors does not fix the date, time or place of the meeting, it shall be the duty of the Secretary to do so. A date fixed by the Secretary shall not be more than 60 days after the date of the adoption of the resolution of the Board of Directors calling the special meeting.

      SECTION 2.4 Written notice of each meeting other than an adjourned meeting of shareholders, stating the place and time, and, in the case of a special meeting of shareholders, the general nature of the business to be transacted, shall be provided to each shareholder of record entitled to vote at the meeting at such address as appears on the books of the Corporation. Such notice shall be given, in accordance with the provisions of Article 29 of these Bylaws, at least (i) ten days prior to the day named for a meeting to consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") or (ii) five days prior to the day named for the meeting in any other case.

      SECTION 2.5

            (a) Whenever the Corporation has been unable to communicate with a shareholder for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address, the giving of notice to such shareholder pursuant to Section 2.4 of these Bylaws shall not be required. Any action or meeting that is taken or held without notice or communication to that shareholder shall have the same validity as if the notice or communication had been duly given. Whenever a shareholder provides the Corporation with a current address this Subsection 2.5(a) shall cease to be applicable to such shareholder.

            (b) The Corporation shall not be required to give notice to any shareholder pursuant to Section 2.4 hereof if and for as long as communication with such shareholder is unlawful.

      SECTION 2.6 The Board of Directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more shareholders may participate in such meeting or meetings of shareholders by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another. Participation in the meeting by such means shall constitute presence in person at the meeting. Any notice otherwise required to be given in connection with any meeting at which participation by conference telephone or other communications equipment is permitted shall so specify.


                                 ARTICLE 3
                          QUORUM OF SHAREHOLDERS
                          ----------------------

      SECTION 3.1 A meeting of shareholders duly called shall not be organized for the transaction of business unless a quorum is present.

      SECTION 3.2 The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for purposes of consideration and action on such matter.

      SECTION 3.3 The shareholders present at a duly organized meeting may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      SECTION 3.4 If a meeting of shareholders cannot be organized because a quorum is not present, those present in person or by proxy, may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present in person or by proxy.

      SECTION 3.5 Notwithstanding the provisions of Sections 3.1, 3.2, 3.3 and 3.4 of these Bylaws:

            (a) Any meeting at which directors are to be elected may be adjourned for such period as the shareholders present and entitled to vote shall direct.

            (b) Those shareholders entitled to vote who attend a meeting called for election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of electing directors.

            (c) Those shareholders entitled to vote who attend a meeting that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

                                 ARTICLE 4
                               VOTING RIGHTS
                               -------------

      SECTION 4.1 Except as may be otherwise provided by the Corporation's Articles of Incorporation, at every meeting of shareholders, every shareholder entitled to vote thereat shall be entitled to one vote for every share having voting power standing in his name on the books of the Corporation on the record date fixed for the meeting.

      SECTION 4.2 Except as otherwise provided by statute or by the Corporation's Articles of Incorporation, at any duly organized meeting of shareholders the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting.

      SECTION 4.3 Unless demand is made before the voting begins by a shareholder entitled to vote at any election for directors, the election of such directors need not be by ballot.

      SECTION 4.4

      (a) Shareholder Proposals Relating to Nominations for and Election of Directors.

            (1) A Shareholder may propose one or more candidates for nomination as a candidate for election by Shareholders as a director at any meeting of Shareholders at which Directors are to be elected. Such proposal may only be made by notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the Company to the attention of the Secretary of the Company at the principal office of the Company, within the time limits specified in this Section 4.4(a).

            (2) In the case of an annual meeting of Shareholders, any such written proposal of nomination must be received by the Secretary of the Company not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the Company first mailed its proxy statement to Shareholders for the annual meeting of Shareholders in the immediately preceding year; provided, however, that in the case of an annual meeting of Shareholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of Shareholders in the immediately preceding year, any such written proposal of nomination must be received by the Board of Directors within five business days after the earlier of the date the Company shall have mailed notice to its Shareholders that an annual meeting of Shareholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission, or otherwise publicly disseminated notice that an annual meeting of Shareholders will be held.

            (3) In the case of a special meeting of Shareholders, any such written proposal of nomination must be received by the Secretary of the Company within five business days after the earlier of the date that the Company shall have mailed notice to its Shareholders that a special meeting of Shareholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission, or otherwise publicly disseminated notice that a special meeting of Shareholders will be held.

            (4) Such written proposal of nomination shall set forth (A) the name and address of the Shareholder who intends to make the nomination (the "Nominating Shareholder"), (B) the name, age, business address, and, if known, residence address of each person so proposed, (C) the principal occupation or employment for the past five years of each person so proposed, (D) the number of shares of capital stock of the Company beneficially owned within the meaning of Securities and Exchange Commission

Rule 13d-1 by each person so proposed and the earliest date of acquisition of any such capital stock, (E) a description of any arrangement or understanding between each person so proposed and the Nominating Shareholder with respect to such person's proposal for nomination and election as a director and actions to be proposed or taken by such person as a director, (F) the written consent of each person so proposed to serve as a director if nominated and elected as a Director, and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the Securities and Exchange Company if proxies were to be solicited for the election as a Director of each person so proposed.

            (5) If a written proposal of nomination submitted to the Secretary of the Company fails, in the reasonable judgment of the Board of Directors or the Nominating Committee of the Board of Directors, to contain the information specified in clause (4) hereof or is otherwise deficient, the Secretary shall, as promptly as is practicable under the circumstances, provide written notice to the Nominating Shareholder of such failure or deficiency in the written proposal of nomination and such Nominating Shareholder shall have five business days from receipt of such notice to submit a revised written proposal of nomination that corrects such failure or deficiency in all material respects.

            (7) A Shareholder-proposed candidate for nomination for election as a Director by Shareholders shall not be considered or acted upon for election as a Director at such meeting of Shareholders unless the procedures of this subsection (a) have been satisfied.

      (b) Shareholder Proposals Relating to Other Than Nominations for and Elections of Directors.

            (1) A Shareholder of the Company may bring a matter (other than a nomination of a candidate for election as a director which is covered by subsection (a) of this Section 4.4) (a "Shareholder Matter") before a meeting of Shareholders only if (A) such Shareholder Matter is a proper matter for Shareholder action and such Shareholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the Company to the attention of the Secretary of the Company at the principal office of the Company, within the time limits specified in this Section 4.4(b), or (B) the Shareholder complies with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 relating to inclusion of Shareholder proposals in the Company's proxy statement.

            (2) In the case of an annual meeting of Shareholders, any such written notice of presentation of a Shareholder Matter must be received by the Board of Directors not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the Company first mailed its proxy statement to Shareholders for the annual meeting of Shareholders in the immediately preceding year; provided, however, that in the case of an annual meeting of Shareholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of Shareholders in the immediately preceding year, any such written notice of presentation of a Shareholder Matter must be received by the Secretary of the Company within five business days after the earlier of the date the Company shall have mailed notice to its Shareholders that an annual meeting of Shareholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an annual meeting of Shareholders will be held.

            (3) In the case of a special meeting of Shareholders, any such written notice of presentation of a Shareholder Matter must be received by the Secretary of the Company within five business days after the earlier of the date the Company shall have mailed notice to its Shareholders that a special meeting of Shareholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission, or otherwise publicly disseminated notice that a special meeting of Shareholders will be held.

            (4) Such written notice of presentation of a Shareholder Matter shall set forth information regarding such Shareholder Matter equivalent to the information regarding such Shareholder Matter that would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were solicited for Shareholder consideration of such Shareholder Matter at a meeting of Shareholders.

            (5) If a written notice of presentation of a Shareholder Matter submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors, to contain the information specified in clause (4) hereof or is otherwise deficient, the Chairperson of the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the Shareholder who submitted the written notice of presentation of a Shareholder Matter of such failure or deficiency in the written notice of presentation of a Shareholder Matter and such Shareholder shall have five business days from receipt of such notice to submit a revised written notice of presentation of a Shareholder Matter that corrects such failure or deficiency in all material respects.

            (6) Only Shareholder Matters submitted in accordance with the foregoing provisions of this Section 4.4(b) shall be eligible for presentation at such meeting of Shareholders, and any Shareholder Matter not submitted to the Board of Directors in accordance with such provisions shall not be considered or acted upon at such meeting of Shareholders.


                                 ARTICLE 5
                                  PROXIES
                                 ---------

      SECTION 5.1 Every shareholder entitled to vote at a meeting of shareholders may may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

      SECTION 5.2 Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.


                                 ARTICLE 6
                                RECORD DATE
                                -----------

      SECTION 6.1 The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose, such as the payment of a distribution or a conversion or exchange of shares.

      SECTION 6.2 The Board of Directors may by resolution adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in such shareholder's name are held for the account of a specified person or persons. Such resolution may set forth: (a) the classification of shareholder who may certify; (b) the purpose or purposes for which the certification may be made; (c) the form of certification and information to be contained therein; (d) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and (e) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.


                                 ARTICLE 7
                             SHAREHOLDER LIST
                             ----------------

      SECTION 7.1 The officer or agent having charge of the share transfer books of the Corporation shall make a complete alphabetical list of the shareholders entitled to vote at any meeting, with their addresses and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting for inspection by any shareholder during the entire meeting, except that if the Corporation has 5,000 or more shareholders, in lieu of the making of the list the Corporation may make the information available at the meeting by other means.

      SECTION 7.2 Failure to comply with the provisions of Section 7.1 of these Bylaws shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.

      SECTION 7.3 The original transfer books for shares of the Corporation, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or transfer books for shares or to vote at any meeting.


                                 ARTICLE 8
                            JUDGES OF ELECTION
                            ------------------

      SECTION 8.1 Prior to any meeting of shareholders, the Board of Directors may appoint judges of election, who may but need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three.
No person who is a candidate for an office to be filled at the meeting shall act as a judge of election.

      SECTION 8.2 In case any person appointed as a judge of election fails to appear or fails or refuses to act, the vacancy so created may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

      SECTION 8.3 The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies. The judges of election shall also receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such other acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as practicable. If there are three judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

      SECTION 8.4 On request of the presiding officer of the meeting or of any shareholder, the judges of election shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts found by them.


                                 ARTICLE 9
                CONSENT OF SHAREHOLDERS IN LIEU OF MEETING
                ------------------------------------------

      SECTION 9.1 Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto signed by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary of the Corporation.


                                ARTICLE 10
                                 DIRECTORS
                                ----------

      SECTION 10.1 The number of directors shall be determined by the Board of Directors from time to time. Each director shall be a natural person of full age and need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the Corporation.

      SECTION 10.2 The Board of Directors may elect a Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of shareholders and directors.

      SECTION 10.3 Except as otherwise provided in Article 12 of these Bylaws, directors shall be elected by the shareholders. The candidates receiving the highest number of votes from the shareholders shall be elected. Each director shall be selected for a term of one year and until his successor has been selected and qualified or until his earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.


                                ARTICLE 11
                           REMOVAL OF DIRECTORS
                           --------------------

      SECTION 11.1 The entire Board of Directors or any individual director may be removed from office without assigning any cause by the vote of the shareholders entitled to elect directors. If any directors are so removed, new directors may be elected at the same meeting.

      SECTION 11.2 The Board of Directors may remove and declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year.

                                ARTICLE 12
                      VACANCIES ON BOARD OF DIRECTORS
                      -------------------------------

      SECTION 12.1 Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining director, and each person so elected shall be a director to serve for the balance of the unexpired term.

      SECTION 12.2 If one or more directors shall resign from the Board of Directors effective at a future date, the directors then in office, including those who have so resigned, shall have the power by a majority vote to fill the vacancies, to take effect when the resignations become effective.


                                ARTICLE 13
                              POWERS OF BOARD
                              ---------------

      SECTION 13.1 The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are directed or required to be exercised and done by statute, the Articles of Incorporation or these Bylaws.

      SECTION 13.2 The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees consisting of one or more directors as may be deemed appropriate or desirable by the Board of Directors to serve at the pleasure of the Board. Any committee, to the extent provided in the resolution of the Board of Directors pursuant to which it was created, shall have and may exercise all of the powers and authority of the Board of Directors, except that no committee shall have any power or authority as to the following:

      (a) The submission to shareholders of any action requiring approval of shareholders;

      (b)   The creation or filling of vacancies in the Board of Directors;

      (c)   The adoption, amendment or repeal of these Bylaws;

      (d) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; and

      (e) Action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board of Directors.


                                ARTICLE 14
                    MEETINGS OF THE BOARD OF DIRECTORS
                    ----------------------------------

      SECTION 14.1 A meeting of the Board of Directors may be held immediately following the annual meeting of shareholders at which directors have been elected without the necessity of notice to the directors.

      SECTION 14.2 Meetings of the Board of Directors shall be held at such times and places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a meeting by such means shall constitute presence in person at the meeting.

      SECTION 14.3 Special meetings of the Board of Directors may be called by the Chairman of the Board or President of the Corporation on one day's notice to each director, either by telephone, or if in writing, in accordance with the provisions of Article 29 of these Bylaws. Special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice upon the written request of a majority of the directors in office.

      SECTION 14.4 At all meetings of the Board of Directors a majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.


                                ARTICLE 15
                         ACTION BY WRITTEN CONSENT
                         -------------------------

      SECTION 15.1 Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto signed by all of the directors is filed with the Secretary of the Corporation.


                                ARTICLE 16
                         COMPENSATION OF DIRECTORS
                         -------------------------

      SECTION 16.1 Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from receiving compensation for services rendered to the Corporation in any other capacity.


                                ARTICLE 17
                          LIABILITY OF DIRECTORS
                          ----------------------

      SECTION 17.1 A director of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

(a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;
(b) legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons; or (c) a committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence. A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

      SECTION 17.2 In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of the Corporation, consider to the extent they deem appropriate:

            (a) The effects of any action upon any or all groups affected by such action, including shareholders, employees, suppliers, customers and creditors of the Corporation, and upon communities in which offices or other establishments of the Corporation are located;

            (b) The short-term and long-term interests of the Corporation, including benefits that may accrue to the Corporation from its long-term plans and the possibility that these interests may be best served by the continued independence of the Corporation;

            (c) The resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of the Corporation; and

            (d)   All other pertinent factors.

            The Board of Directors, committees of the Board and individual directors shall not be required, in considering the best interests of the Corporation or the effects of any action, to regard any corporate interest or the interests of any particular group affected by such action as a dominant or controlling interest or factor. The consideration of these factors shall not constitute a violation of Section 17.1 hereof.

      SECTION 17.3 Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

      SECTION 17.4 A director of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless: (a) the director has breached or failed to perform the duties of his office under Sections 17.1 through 17.3 hereof; and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

      SECTION 17.5 The provisions of Section 17.4 hereof shall not apply to: (a) the responsibility or liability of a director pursuant to any criminal statute; or (b) the liability of a director for the payment of taxes pursuant to local, state or federal law.

      SECTION 17.6 Notwithstanding any other provisions of these Bylaws, the approval of shareholders shall be required to amend, repeal or adopt any provision as part of these Bylaws that is inconsistent with the purpose or intent of Sections 17.1, 17.2, 17.3, 17.4, 17.5 or 17.6 of this Article 17, and, if any such action shall be taken, it shall become effective only on a prospective basis from and after the date of such shareholder approval. [Article 17 was adopted by sole incorporator February 16, 1999.]


                                ARTICLE 18
                                 OFFICERS
                                ----------

      SECTION 18.1 The Corporation shall have a President, a Secretary and a Treasurer, or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed and may have such other officers, including a Chairman of the Board, a Vice Chairman of the Board, and assistant officers as the Board of Directors may authorize from time to time. The President and Secretary shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person shall be of full age. It shall not be necessary for the officers to be directors. Any number of offices may be held by the same person. Each officer shall hold office at the pleasure of the Board of Directors and until his successor has been elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time. The resignation shall be effective upon receipt of notice thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation. The Corporation may secure the fidelity of any or all of the officers by bond or otherwise.

      SECTION 18.2 Except as otherwise provided in the Articles of Incorporation, an officer shall perform his duties as an officer in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his duties shall not be liable by reason of having been an officer of the Corporation.

      SECTION 18.3 Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed.

Election or appointment of an officer or agent shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.


                                ARTICLE 19
                THE CHAIRMAN OF THE BOARD AND VICE CHAIRMAN
                -------------------------------------------

      SECTION 19.1 The Chairman of the Board shall be a director of the Corporation. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. Unless otherwise directed by the Board of Directors from time to time, the Chairman shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

      SECTION 19.2 The Vice Chairman of the Board shall be a director of the Corporation and shall serve as Chairman of the Executive Committee of the Board of Directors. The Vice Chairman of the Board, subject to the provisions of these By-laws and to the direction of the Board of Directors, shall perform such duties and have such powers as may from time to time be assigned to him by the Chairman of the Board or the Board of Directors.
The Vice Chairman of the Board shall perform the duties and exercise the powers of the Chairman of the Board in the absence or disability of the Chairman.


                                ARTICLE 20
                               THE PRESIDENT
                               -------------

      SECTION 20.1 In the absence of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, the President shall preside at all meetings of shareholders and directors. He shall be the chief executive officer of the Corporation; shall be responsible for the general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Corporation; shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation; and perform such other duties as from time to time may be assigned to the President by the Board of Directors.

                                ARTICLE 21
                            THE VICE PRESIDENT
                            ------------------

      SECTION 21.1 The Vice President or, if more than one, the Vice Presidents in the order, if any, established by the Board of Directors shall, in the absence or incapacity of the President, have the authority to exercise all the powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in the Bylaws or as shall be determined by the Board of Directors or the President. Any Vice President may, in the discretion of the Board of Directors, be designated as "executive," "senior" or by departmental or functional classification.


                                ARTICLE 22
                               THE SECRETARY
                               -------------

      SECTION 22.1 The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him by the Board of Directors or the President.


                                ARTICLE 23
                               THE TREASURER
                               -------------

      SECTION 23.1 The Treasurer shall be responsible for the custody of the corporate funds and securities; shall be responsible for full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.


                                ARTICLE 24
                            ASSISTANT OFFICERS
                            ------------------

      SECTION 24.1 Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

                                ARTICLE 25
       INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS
       ------------------------------------------------------------

      SECTION 25.1 The Corporation shall indemnify any director or officer, and may indemnify any other employee or agent, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      SECTION 25.2 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 25 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of, and advancement of expenses to, directors and officers of the Corporation shall be made to the fullest extent permitted by law. To this end, the provisions of this Article 25 shall be deemed to have been amended for the benefit of directors and officers of the Corporation effective immediately upon any modification of the BCL or any modification, or adoption of any other law that expands or enlarges the power or obligation of corporations organized under the BCL to indemnify, or advance expenses to, directors and officers of corporations.

      SECTION 25.3 The Corporation shall pay expenses incurred by an officer or director, and may pay expenses incurred by any other employee or agent, in defending an action, suit or proceeding referred to in this
Article 25 in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

      SECTION 25.4 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 25 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      SECTION 25.5 The Corporation shall have the authority to create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these Bylaws or otherwise. This authority shall include, without limitation, the authority to: (i) deposit funds in trust or in escrow; (ii) establish any form of self-insurance;
(iii) secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of the Corporation; or (iv) establish a letter of credit, guaranty or surety arrangement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated by this Article 25. The provisions of this
Article 25 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 25.1 of this Article 25 but whom the Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the BCL or otherwise. The authority granted by this Section 25.5 shall be exercised by the Board of Directors of the Corporation.

      SECTION 25.6 The Corporation shall have the authority to enter into a separate indemnification agreement with any officer, director, employee or agent of the Corporation or any subsidiary providing for such indemnification of such person as the Board of Directors shall determine up to the fullest extent permitted by law.

      SECTION 25.7 As soon as practicable after receipt by any person specified in Section 25.1 of this Article 25 of notice of the commencement of any action, suit or proceeding specified in Section 25.1 of this Article 25, such person shall, if a claim with respect thereto may be made against the Corporation under Article 24 of these Bylaws, notify the Corporation in writing of the commencement or threat thereof; however, the omission so to notify the Corporation shall not relieve the Corporation from any liability under Article 25 of these Bylaws unless the Corporation shall have been prejudiced thereby or from any other liability which it may have to such person other than under Article 25 of these Bylaws. With respect to any such action as to which such person notifies the Corporation of the commencement or threat thereof, the Corporation may participate therein at its own expense and, except as otherwise provided herein, to the extent that it desires, the Corporation, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel selected by the Corporation to the reasonable satisfaction of such person. After notice from the Corporation to such person of its election to assume the defense thereof, the Corporation shall not be liable to such person under Article 25 of these Bylaws for any legal or other expenses subsequently incurred by such person in connection with the defense thereof other than as otherwise provided herein. Such person shall have the right to employ his own counsel in such action, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of such person unless: (i) the employment of counsel by such person shall have been authorized by the Corporation; (ii) such person shall have reasonably concluded that there may be a conflict of interest between the Corporation and such person in the conduct of the defense of such proceeding; or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action. The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which such person shall have reasonably concluded that there may be a conflict of interest. If indemnification under Article 25 of these Bylaws or advancement of expenses are not paid or made by the Corporation, or on its behalf, within 90 days after a written claim for indemnification or a request for an advancement of expenses has been received by the Corporation, such person may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. The right to indemnification and advancements of expenses provided hereunder shall be enforceable by such person in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Corporation. Expenses reasonably incurred by such person in connection with successfully establishing the right to indemnification or advancement of expenses, in whole or in part, shall also be indemnified by the Corporation.

      SECTION 25.8 The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article 25.

      SECTION 25.9 Notwithstanding any other provisions of these Bylaws, the approval of shareholders shall be required to amend, repeal or adopt any provision as part of these Bylaws which is inconsistent with the purpose or intent of this Article 25, and, if any such action shall be taken, it shall become effective only on a prospective basis from and after the date of such shareholder approval. [This Article 25 was adopted February 16, 1999 by the incorporator as Article 24 in the Corporation's initial Bylaws.]

                                ARTICLE 26
                        SHARES; SHARE CERTIFICATES
                        --------------------------

      SECTION 26.1 All shares issued by the Corporation shall be represented by certificates. The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania; shall bear the name of the registered holder, the number and class of shares and the designation of the series, if any, represented thereby; the par value, if any, of each share or a statement that the shares are without par value, as the case may be; shall be signed by the President or a Vice President, and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed.

Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, such share certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.


                                ARTICLE 27
                            TRANSFER OF SHARES
                            ------------------

      SECTION 27.1 Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer recorded on the share register of the Corporation. Except as otherwise provided pursuant to Section 6.2 hereof, a transferee of shares of the Corporation shall not be a record holder of such shares entitled to the rights and benefits associated therewith unless and until the share transfer has been recorded on the share transfer books of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.


                                ARTICLE 28
                             LOST CERTIFICATES
                             -----------------

      SECTION 28.1 Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and sum and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                                ARTICLE 29
                                FISCAL YEAR
                                -----------

      SECTION 29.1 The fiscal year of the Corporation shall be as determined by the Board of Directors.


                                ARTICLE 30
            MANNER OF GIVING WRITTEN NOTICE; WAIVERS OF NOTICE
            --------------------------------------------------

      SECTION 30.1 Whenever written notice is required to be given to any person under the provisions of these Bylaws or the BCL, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid, or by facsimile (telecopy) transmission, to his address (or to his telex, TWX, or facsimile number) appearing on the books of the Corporation or, in the case of written notice to directors, supplied by each director to the Corporation for the purpose of the notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. If notice is sent by facsimile, it shall be deemed to have been given upon the confirmation of the transmission of the facsimile or telecopy.

      SECTION 30.2 Any written notice required to be given to any person under the provisions of statute, the Corporation's Articles of Incorporation or these Bylaws may be waived in a writing signed by the person entitled to such notice whether before or after the time stated therein. Except as otherwise required by statute, and except in the case of a special meeting, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of any person, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.


                                ARTICLE 31
                                AMENDMENTS
                                ----------

      SECTION 31.1 Except as provided in Sections 17.6 and 25.9 hereof, these Bylaws may be amended or repealed, and new Bylaws adopted, by the affirmative vote of a majority of the votes cast by the shareholders at any regular or special meeting duly convened after written notice to the shareholders that the purpose, or one of the purposes, of the meeting is to consider the amendment or repeal of these Bylaws and the adoption of new Bylaws. There shall be included in, or enclosed with, the notice, a copy of the proposed amendment or a summary of the changes to be effected thereby.

      SECTION 31.2 Except as provided in Sections 17.6 and 25.9 hereof, and except as provided in Section 1504(b) of the BCL, these Bylaws may be amended or repealed, and new Bylaws adopted, by the affirmative vote of a majority of the members of the Board of Directors at any regular or special meeting duly convened, subject to the power of the shareholders to change such action of the Board of Directors.